UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 24, 2011, Walker & Dunlop, Inc. (the “Company”), through its operating subsidiary Walker & Dunlop, LLC as borrower, entered into a Warehouse Loan and Security Agreement (the “Agreement”) with PNC Bank, National Association, as lender; pursuant to which the Company may borrow up to up to $178 million to fund a specified loan origination. Borrowings under the agreement will accrue interest at the average 30-day London Interbank Offering Rate (“LIBOR”) plus 200 basis points. The Agreement provides for certain operating and financial covenants at the Walker & Dunlop, LLC entity level which are substantially the same as those contained in the Warehousing and Credit Security Agreement, as amended, between Walker & Dunlop, LLC, as borrower, and PNC Bank, National Association, as lender, dated June 30, 2010. All outstanding amounts owed under the Agreement will become due and payable on the fifteenth day following the funding of the specified loan origination, and are subject to acceleration upon the occurrence of events of default that the Company considers usual and customary, including failure to make payments under the Agreement and breaches of representations, warranties or obligations.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Warehouse Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

The exhibit contained in this current report on Form 8-K shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Exhibit Number	Description

10.1	Warehouse Loan and Security Agreement, dated June 24, 2011 between Walker & Dunlop, LLC (as borrower) and PNC Bank, National Association (as lender).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

Date: June 28, 2011	By:	/s/ Deborah A. Wilson
Name: Deborah A. Wilson
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Warehouse Loan and Security Agreement, dated June 24, 2011 between Walker & Dunlop, LLC (as borrower) and PNC Bank, National Association (as lender).